Exhibit 99.1

For Immediate Release

Date: July 5, 2006

Contacts:	J. Williar Dunlaevy	Stephen M. Conley

	Chairman & Chief Executive Officer	Chief Financial Officer

Phone:	413-445-3500	413-445-3530

Email:	Bill.Dunlaevy@Legacybanks.com	Steve.Conley@Legacybanks.com
Legacy Bancorp, Inc. Second Quarter 2006 Earnings and Conference Call
PITTSFIELD, MASSACHUSETTS (July 5, 2006): Legacy Bancorp, Inc. (the “Company”) (NASDAQ:LEGC), the holding company for Legacy Banks (the “Bank”), will announce the second quarter 2006 earnings on Wednesday, July 26, 2006 and host a conference call on Thursday, July 27, 2006.
Earnings Release
Legacy Bancorp Inc.’s earnings release will be available at approximately 5:00 p.m. (EST) on July 26, 2006 on the Internet at www.legacybanks.com.
Conference Call
Investors and analysts are invited to participate in a conference call beginning at 3:00 p.m. (EST) on July 27, 2006. J. Williar Dunlaevy, Chairman and CEO and Stephen M. Conley, Chief Financial Officer, will review the second quarter’s results and take your questions. Information about the conference call is as follows:

Domestic Dial-in: International Dial-in: Access Code:	877-407-9205 201-689-8054 Not required	R.S.V.P. is not required.
Conference Call Playback
The conference call playback will be available after 6:00 p.m. (EST) on Thursday, July 27, 2006 and will be available until August 3, 2006.
Playback (Digital Replay) Dial-In – Toll-Free DIRECT- 877-660-6853
Playback (Digital Replay) Dial-In – International DIRECT – 201-612-7415
Playback Account #: Required for Playback Access – 286
Playback Conference ID #: Required for Playback Access – 207573
Webcast
The conference call will also be Webcast live on the Internet at www.legacybanks.com. The webcast will be available until October 28, 2006

Legacy Banks is headquartered in Pittsfield, Massachusetts. It employs 156 people and has ten offices throughout Berkshire County in Great Barrington, Lee, Lenox, North Adams, Otis and Pittsfield. Legacy offers Personal Banking, Mortgage Lending, Commercial Services, Insurance, Investments, Portfolio Management, Credit and Debit Card products, and Online Services. Legacy Banks, through its predecessors City Savings Bank, chartered in 1893, Lenox Savings Bank, chartered 1890, and Lee National Bancorp, chartered 1835 has a 170-year banking history in Berkshire County.
This release contains certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.” Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic and market conditions, legislative and regulatory conditions, changes in interest rates that adversely affect Legacy Banks’ interest rate spread, changes in deposit flows, loan demand or real estate values and other economic, governmental, competitive, regulatory and technological factors that may affect Legacy Bancorp’s operations.